UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2020

SONOCO PRODUCTS COMPANY
 Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 to the Form 8-K filed February 3, 2020, is being filed to reflect adjustments to the compensation of R. Howard Coker as a result of his being appointed as the Company’s new President and Chief Executive Officer on February 2, 2020, as reported in the Form 8-K.

In connection with Mr. Coker’s promotion, on February 11, 2020, the Company’s Executive Compensation Committee made the following adjustments to his compensation. Effective February 1, 2020, Mr. Coker’s base salary was increased 36% as an initial step toward transitioning him to a competitive compensation structure consistent with his new position and experience. Mr. Coker’s Annual Incentive Compensation threshold, target and maximum payouts will be increased to 48%, 120%, and 240%, respectively, beginning January 1, 2020. Mr. Coker was also granted an increase of $1,000,000 to his annual equity award, and a one-time special RSU grant valued at $2,000,000. The one-time RSU grant will vest on the fifth anniversary of the grant, and receipt will occur no earlier than six months following separation from service. The increase in base salary, incentive compensation and equity award was determined using national market surveys and peer company data consistent with the Compensation Committee’s existing practices.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: February 14, 2020	By:	/s/ Julie C. Albrecht
Julie C. Albrecht
Vice President and Chief Financial Officer